IMMEDIATE RELEASE

TOWNSQUARE REPORTS STRONG IMPROVEMENT IN Q3 2020 POWERED BY DIGITAL REVENUE, GROWING +7% YEAR OVER YEAR AND REPRESENTING 44% OF TOTAL Q3 NET REVENUE
Townsquare Interactive Q3 Net Subscription Revenue Increased 14.5%
1,150 Q3 Net Subscriber Additions Marks 10th Consecutive Quarter of 850 (or more) Net Subscriber Additions at
Townsquare Interactive ending the quarter with 21,900 monthly subscribers

Purchase, NY - November 9, 2020 - Townsquare Media, Inc. (NYSE: TSQ) (“Townsquare,” the “Company,” “we,” “us,” or “our”) announced today results for the third quarter ended September 30, 2020.
“I am proud to share with you today that Townsquare’s third quarter results exceeded our expectations, driven by sequential net revenue improvement throughout the quarter as our business continued to accelerate despite the impact of the COVID-19 pandemic. Third quarter net revenue improved to a decline of -15.3%, as compared to the third quarter of the prior year, which was up from a decline of -34.5% in the second quarter. This translated to a strong increase in Adjusted EBITDA from $2.1 million in the second quarter to $17.5 million in the third quarter. Our better than anticipated third quarter results were due to gains in both our Townsquare Interactive and Advertising segments,” commented Bill Wilson, Chief Executive Officer of Townsquare. “Townsquare Interactive, our digital marketing subscription business, has delivered net subscription revenue and subscriber growth each and every month of 2020, demonstrating its recession-resistant characteristics and proving to be valuable and a tremendous resource to local businesses. In the third quarter, Townsquare Interactive’s net revenue increased 14.5% over the prior year period, at an Adjusted Operating Income margin in excess of 30%, and added approximately 1,150 net subscribers, marking the 10th consecutive quarter of 850 (or more) net subscriber additions and the most quarterly net subscriber adds in nearly six years. Townsquare Interactive generated $5.5 million and $15.2 million of Adjusted Operating Income in the three and nine months ended September 30, 2020, respectively."

Mr. Wilson added, “Improvement across our Advertising segment was broad based, as revenue declines improved from -37.5% in the second quarter to -17.2% in the third quarter, each as compared to the prior year. Broadcast advertising net revenue sequentially improved throughout the quarter, with and without political revenue, and digital advertising net revenue returned to growth in the third quarter, driven by positive net revenue growth from Townsquare Ignite (+10% year over year), our digital programmatic advertising solution, and AMPED (+9% year over year), advertising revenue associated with our owned and operated local websites. In total, our digital net revenue exceeded 44% of our total net revenue in Q3 2020, and we remain confident that Townsquare Interactive and Townsquare Ignite will each generate $100 million of annual net revenue in two to three years.”

Mr. Wilson concluded, “The strong cash generation abilities of our assets and our careful expense management allowed us to generate $9.1 million of cash in the third quarter despite revenue declines, compared to the prior year, enhancing our strong liquidity position of $79.1 million of cash at the end of the third quarter. We will continue to carefully manage our expenses as we have throughout the pandemic with the goal of balancing cost reductions without sacrificing long-term growth. Although 2020 has been a challenging year, we are proud that we did not need to alter our core strategy. Rather, we believe the pandemic has allowed us to separate from our local media peers by placing a spotlight on the success of our strategy. Our focus on underserved small and mid-sized local markets, our investment and commitment to our “Local First” strategy, and our investment in world class personnel, technology and infrastructure that allowed us to build a strong digital platform with best of breed products, services and solutions that contributes 44% of our total revenue, have all contributed to our ability to mitigate revenue declines and manage quite effectively through this downturn. We believe these actions will position Townsquare to quickly emerge from this crisis and return to our market leading performance quickly once this crisis abates.”
Third Quarter Highlights*
•As compared to the third quarter of 2019:
•Net revenue decreased 15.3%, and 18.8% excluding political revenue
•Net income decreased $6.0 million to net income of $1.3 million
•Adjusted EBITDA decreased 37.8% to $17.5 million
•Townsquare Interactive net subscription revenue increased 14.5% to $18.2 million

•Townsquare Interactive Adjusted Operating Income increased 9.8% to $5.5 million
•Advertising net revenue decreased 17.2% and 21.4% excluding political revenue
•Live Events net revenue decreased 98.2%
•Diluted income per share from continuing operations was $0.03, and Adjusted Net Income per diluted share was $0.12
•Townsquare Interactive added approximately 1,150 net subscribers, ending the quarter with approximately 21,900 subscribers
Year to Date Highlights*
•As compared to the nine months September 30, 2019:
•Pro forma net revenue decreased 17.5%, and 19.2% excluding political revenue
•Pro forma net loss increased $97.4 million to a net loss of $85.1 million
•Pro forma Adjusted EBITDA decreased 54.5% to $35.1 million
•Net revenue decreased 17.7% and 19.4% excluding political revenue
•Net loss increased $97.7 million to a net loss of $85.1 million
•Adjusted EBITDA decreased 54.7%
•Townsquare Interactive net subscription revenue increased 13.7% to $51.6 million
•Townsquare Interactive Adjusted Operating Income increased 5.5% to $15.2 million
•Advertising net revenue decreased 19.4% and 21.5% excluding political revenue
•Live Events net revenue decreased 83.6%
•Pro forma Live Events net revenue decreased 82.8%
•Repurchased $4.7 million of our 2023 Unsecured Senior Notes at a market price below par, plus accrued interest
•Repaid $9.9 million of our Term Loans due 2022

*See below for discussion of non-GAAP measures. As used in this release, the term “pro forma” means pro forma for the divestiture of our Arizona Bridal Shows business (consisting of two expositions) on March 18, 2019, giving effect to such divestitures as if they had occurred on January 1, 2019.

Segment Reporting
We have three reportable operating segments, Advertising, which includes broadcast and digital advertising products and solutions, Townsquare Interactive, our digital marketing solutions subscription business and Live Events, which is comprised of the Company’s live events, including concerts, expositions and other experiential events.

Quarter Ended September 30, 2020 Compared to the Quarter Ended September 30, 2019

Net Revenue
Net revenue for the quarter ended September 30, 2020 decreased $17.2 million, or 15.3%, to $95.4 million, as compared to $112.6 million in the same period last year. Townsquare Interactive net subscription revenue increased $2.3 million, or 14.5%, to $18.2 million, Advertising net revenue decreased $16.0 million, or 17.2%, to $77.1 million, and Live Events net revenue decreased $3.5 million, or 98.2%, to $0.1 million, each as compared to the same period last year. Excluding political revenue, net revenue decreased $21.0 million, or 18.8%, to $90.9 million, and Advertising net revenue decreased $19.8 million, or 21.4%, to $72.7 million.

Adjusted EBITDA
Adjusted EBITDA for the quarter ended September 30, 2020 decreased $10.6 million, or 37.8% to $17.5 million, as compared to $28.1 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $13.9 million, or 50.3%, to $13.7 million, as compared to $27.6 million in the same period last year.

Net Income
Net income for the quarter ended September 30, 2020 decreased $6.0 million to $1.3 million, as compared to net income of $7.3 million in the same period last year. Net income from continuing operations decreased $7.2 million to net income of $1.3 million, as compared to net income from continuing operations of $8.5 million in the same period last year.

Nine Months Ended September 30, 2020 Compared to the Nine Months Ended September 30, 2019

Net Revenue
Net revenue for the nine months ended September 30, 2020 decreased $56.5 million, or 17.7%, to $262.8 million, as compared to $319.3 million in the same period last year. Townsquare Interactive net subscription revenue increased $6.2 million, or 13.7%, to $51.6 million, Advertising net revenue decreased $50.1 million, or 19.4%, to $208.8 million, and Live Events net revenue decreased $12.6 million, or 83.6%, to $2.5 million, each as compared to the same period last year. Excluding political revenue, net revenue decreased $61.7 million, or 19.4%, to $256.2 million, and Advertising net revenue decreased $55.3 million, or 21.5%, to $202.1 million.

Pro forma net revenue for the nine months ended September 30, 2020 decreased $55.8 million, or 17.5%, to $262.8 million, as compared to $318.6 million in the same period last year. Pro forma Townsquare Interactive net subscription revenue increased $6.2 million, or 13.7%, to $51.6 million, pro forma Advertising net revenue decreased $50.1 million, or 19.4%, to $208.8 million, and pro forma Live Events net revenue decreased $11.9 million, or 82.8% to $2.5 million, each as compared to the same period last year. Excluding political revenue, pro forma net revenue decreased $61.0 million, or 19.2%, to $256.2 million, and pro forma Advertising net revenue decreased $55.3 million, or 21.5%, to $202.1 million.

Adjusted EBITDA
Adjusted EBITDA for the nine months ended September 30, 2020 decreased $42.4 million, or 54.7% to $35.1 million, as compared to $77.5 million in the same period last year. Adjusted EBITDA (Excluding Political) decreased $46.8 million, or 61.4%, to $29.4 million, as compared to $76.2 million in the same period last year.

Pro forma Adjusted EBITDA for the nine months ended September 30, 2020 decreased $42.0 million, or 54.5%, to $35.1 million, as compared to $77.1 million in the same period last year. Pro forma Adjusted EBITDA (Excluding Political) decreased $46.5 million, or 61.2%, to $29.4 million, as compared to $75.9 million in the same period last year.

Net Loss
Net loss for the nine months ended September 30, 2020 increased $97.7 million to a net loss of $85.1 million, as compared to net income of $12.6 million in the same period last year. Net loss from continuing operations increased $105.8 million to a net loss of $85.1 million, as compared to net income from continuing operations of $20.7 million in the same period last year.

Pro forma net loss for the nine months ended September 30, 2020 increased $97.4 million to a net loss of $85.1 million, as compared to net income of $12.3 million in the same period last year.

Liquidity and Capital Resources
As of September 30, 2020, we had a total of $79.1 million of cash on hand and $50.0 million of available borrowing capacity under our revolving credit facility. As of September 30, 2020, we had $545.8 million of outstanding indebtedness, representing 9.1x and 7.8x gross and net leverage, respectively, based on Adjusted EBITDA for the trailing twelve months ended September 30, 2020 of $60.0 million.

The table below presents a summary, as of November 6, 2020, of our outstanding common stock, and securities convertible into common stock, excluding options issued under our 2014 Omnibus Incentive Plan.

Security[1]	Number Outstanding	Description
Class A common stock	14,330,220	One vote per share.
Class B common stock	3,011,634	10 votes per share.[2]
Class C common stock	1,636,341	No votes.[2]
Warrants	8,977,676	Each warrant is exercisable for one share of Class A common stock, at an exercise price of $0.0001 per share. The aggregate exercise price for all warrants currently outstanding is $898.[3]
Total	27,955,871
[1] Each of the shares of common stock, including the shares of Class A common stock issuable upon exercise of the warrants, have equal economic rights.
[2] Each share converts into one share of Class A common stock upon transfer or at the option of the holder, subject to certain conditions, including compliance with FCC rules.
[3] The warrants are fully vested and exercisable for shares of Class A common stock, subject to certain conditions, including compliance with FCC rules.

Conference Call
Townsquare Media, Inc. will host a conference call to discuss certain third quarter 2020 financial results on Monday, November 9, 2020 at 8:00 a.m. Eastern Time. The conference call dial-in number is 1-877-407-0784 (U.S. & Canada) or 1-201-689-8560 (International) and the confirmation code is 13712016. A live webcast of the conference call will also be available on the equity investor relations page of the Company’s website at www.townsquaremedia.com.
A replay of the conference call will be available through November 16, 2020. To access the replay, please dial 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International) and enter confirmation code 13712016. A web-based archive of the conference call will also be available at the above website.
About Townsquare Media, Inc.
Townsquare is a radio, digital media, entertainment and digital marketing solutions company principally focused on being the premier local advertising and marketing solutions platform in small and mid-sized markets across the U.S. Our assets include 322 radio stations and more than 330 local websites in 67 U.S. markets, a digital marketing solutions company (Townsquare Interactive) serving approximately 21,900 small to medium sized businesses, a proprietary digital programmatic advertising platform (Townsquare Ignite) and numerous local live events each year. Our brands include local media assets such as WYRK, KLAQ, K2 and NJ101.5; iconic local and regional events such as WYRK’s Taste of Country, the Boise Music Festival, the Red Dirt BBQ & Music Festival and Taste of Fort Collins; and leading tastemaker music and entertainment websites such as XXLmag.com, TasteofCountry.com and Loudwire.com. For more information, please visit www.townsquaremedia.com, www.townsquareinteractive.com, and www.townsquareignite.com.

Forward-Looking Statements
Except for the historical information contained in this press release, the matters addressed are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “believe,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms. By nature, forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statement. Forward-looking statements are based on current expectations and assumptions and currently available data and are neither predictions nor guarantees of future events or performance. You should not place undue reliance on forward-looking statements, which speak only as of the date hereof or as of the date specified herein. Risks and uncertainties that could have a material impact on our business and financial results include, but are not limited to, general economic conditions in the United States, or in the specific markets in which we currently do business, industry conditions, legislative or regulatory requirements, the continuation or worsening of the effects from the COVID-19 pandemic, its scope, duration and impact on our business, financial results, cash flows and liquidity, as well as the impact on our clients and customers, the success of our mitigation efforts in response to the COVID-19 pandemic, our performance in any recovery from the COVID-19 pandemic, any civil unrest, violence or continuing uncertainty in connection with the 2020 election cycle, the performance of financial and credit markets, our ability to comply with the covenants and obligations under our outstanding debt, including meeting required payments of principal and interest, our ability to access debt or equity capital on attractive terms or at all, potential downgrades to our credit ratings, and certain other events, including future disease outbreaks and pandemics. See “Risk

Factors” and “Forward-Looking Statements” included in our Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on June 9, 2020, and subsequent filings with the SEC, for a discussion of additional factors that could cause our actual results to differ from those expressed or implied by forward-looking statements. Townsquare Media, Inc. assumes no responsibility to update any forward-looking statement as a result of new information, future events or otherwise.

Non-GAAP Financial Measures and Definitions
In this press release, we refer to Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income and Adjusted Net Income Per Share which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”).
We define Adjusted Operating Income as operating income before the deduction of depreciation and amortization, stock-based compensation, corporate expenses, transaction costs, business realignment costs, impairment of goodwill, long-lived and intangible assets and net loss (gain) on sale and retirement of assets. We define Adjusted EBITDA as net income (loss) before the deduction of income taxes, interest expense, net, repurchase of debt, transaction costs, depreciation and amortization, stock-based compensation, business realignment costs, impairment of goodwill, long-lived and intangible assets, impairment of investments, net (income) loss from discontinued operations, net of income taxes, net (loss) gain on sale and retirement of assets and other expense (income) net. We define Adjusted EBITDA (Excluding Political) as Adjusted EBITDA less political net revenue, net of a fifteen percent deduction to account for estimated national representative firm fees, music licensing fees and sales commissions expense. Adjusted Net Income is defined as net income (loss) before the deduction of transaction costs, business realignment costs, impairment of intangible and long-lived assets, net loss (gain) on sale and retirement of assets, gain on repurchase of debt and insurance recoveries, net income attributable to non-controlling interest, net of income taxes, and net loss from discontinued operations, net of income taxes. Adjusted Net Income Per Share is defined as Adjusted Net Income divided by the weighted average shares outstanding. We define Net Leverage as our total outstanding indebtedness, net of our total cash balance as of September 30, 2020, divided by our Adjusted EBITDA for the twelve months ended September 30, 2020. These measures do not represent, and should not be considered as alternatives to or superior to, financial results and measures determined or calculated in accordance with GAAP. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. You should be aware that in the future we may incur expenses or charges that are the same as or similar to some of the adjustments in the presentation, and we do not infer that our future results will be unaffected by unusual or non-recurring items. In addition, these non-GAAP measures may not be comparable to similarly-named measures reported by other companies. Where we use the term “pro forma”, it refers to pro forma financial information for our disposal of our Arizona Bridal Show business, as if the sale occurred on January 1, 2019.
We use Adjusted Operating Income to evaluate the operating performance of our business segments. We use Adjusted EBITDA and Adjusted EBITDA (Excluding Political) to facilitate company-to-company operating performance comparisons by backing out potential differences caused by variations in capital structures (affecting interest expense), taxation and the age and book depreciation of facilities and equipment (affecting relative depreciation expense), which may vary for different companies for reasons unrelated to operating performance, and to facilitate year over year comparisons, by backing out the impact of political revenue which varies depending on the election cycle and may be unrelated to operating performance. We use Adjusted Net Income and Adjusted Net Income Per Share to assess total company operating performance on a consistent basis. We use Net Leverage to measure the Company’s ability to handle its debt burden. We believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of transaction costs, net (loss) gain on sale and retirement of assets, business realignment costs, certain impairments, and net income (loss) from discontinued operations. Further, while discretionary bonuses for members of management are not determined with reference to specific targets, our board of directors may consider Adjusted Operating Income, Adjusted EBITDA, Adjusted EBITDA (Excluding Political), Adjusted Net Income, Adjusted Net Income Per Share and Net Leverage when determining discretionary bonuses.

Investor Relations
Claire Yenicay
(203) 900-5555
investors@townsquaremedia.com

TOWNSQUARE MEDIA, INC.
CONSOLIDATED BALANCE SHEETS
(in Thousands, Except Share and Per Share Data)
(unaudited)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$79,112	$84,667
Accounts receivable, net of allowance of $3,632 and $2,604, respectively	54,235	67,463
Prepaid expenses and other current assets	10,432	9,241
Total current assets	143,779	161,371
Property and equipment, net	112,314	114,142
Intangible assets, net	281,078	388,029
Goodwill	157,947	157,947
Investments	10,975	8,275
Operating lease right-of-use assets	49,185	49,503
Restricted cash	494	494
Other assets	1,395	638
Total assets	$757,167	$880,399
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$13,292	$14,790
Current portion of long-term debt	—	9,929
Deferred revenue	9,169	8,086
Accrued compensation and benefits	12,038	10,714
Accrued expenses and other current liabilities	14,668	15,358
Operating lease liabilities, current	7,542	7,690
Financing lease liabilities, current	62	17
Accrued interest	10,762	4,558
Liabilities of discontinued operations	33	423
Total current liabilities	67,566	71,565
Long-term debt, less current portion (net of deferred finance costs of $2,718 and $3,840, respectively)	543,079	546,711
Deferred tax liability	944	34,347
Operating lease liability, net of current portion	45,342	44,957
Financing lease liabilities, net of current portion	137	31
Other long-term liabilities	4,354	352
Total liabilities	661,422	697,963
Stockholders’ equity:
Class A common stock, par value $0.01 per share; 300,000,000 shares authorized; 14,330,220 and 14,314,092 shares issued and outstanding, respectively	143	143
Class B common stock, par value $0.01 per share; 50,000,000 shares authorized; 3,011,634 shares issued and outstanding	30	30
Class C common stock, par value $0.01 per share; 50,000,000 shares authorized; 1,636,341 shares issued and outstanding	17	17
Total common stock	190	190
Additional paid-in capital	369,200	367,540
Accumulated deficit	(276,669)	(188,034)
Non-controlling interest	3,024	2,740
Total stockholders’ equity	95,745	182,436
Total liabilities and stockholders’ equity	$757,167	$880,399

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019

Net revenue	$95,356	$112,561	$262,844	$319,331
Operating costs and expenses:
Direct operating expenses	71,088	77,239	207,046	221,597
Depreciation and amortization	5,248	7,098	15,293	20,091
Corporate expenses	6,764	7,173	20,724	20,280
Stock-based compensation	430	532	1,611	2,068
Transaction costs	384	193	2,624	469
Business realignment costs	472	—	2,639	165
Impairment of intangible and long-lived assets	1,343	—	109,058	231
Net loss on sale and retirement of assets	92	143	80	141
Total operating costs and expenses	85,821	92,378	359,075	265,042
Operating income (loss)	9,535	20,183	(96,231)	54,289
Other expense:
Interest expense, net	7,692	8,524	23,713	25,645
Gain on repurchase of debt	—	—	(1,159)	—
Other expense (income), net	81	108	(653)	178
Income (loss) from continuing operations before income taxes	1,762	11,551	(118,132)	28,466
Provision (benefit) for income taxes	451	3,049	(33,044)	7,729
Net income (loss) from continuing operations	1,311	8,502	(85,088)	20,737
Net loss from discontinued operations, net of income taxes	—	(1,234)	—	(8,112)
Net income (loss)	$1,311	$7,268	$(85,088)	$12,625
Net income (loss) attributable to:
Controlling interests	$795	$6,711	$(86,537)	$11,128
Non-controlling interests	$516	$557	$1,449	$1,497
Basic income (loss) per share:
Continuing operations attributable to common shares	$0.03	$0.29	$(4.68)	0.70
Continuing operations attributable to participating shares	$0.03	$0.29	$0.08	0.70
Discontinued operations attributable to common shares	$—	$(0.04)	$—	(0.29)
Discontinued operations attributable to participating shares	$—	$(0.04)	$—	(0.29)
Diluted income (loss) per share:
Continuing operations	$0.03	$0.29	$(4.68)	$0.70
Discontinued operations	$—	$(0.04)	$—	$(0.29)
Weighted average shares outstanding:
Basic attributable to common shares	18,683	18,602	18,627	18,532
Basic attributable to participating shares	8,978	8,978	8,978	8,978
Diluted	27,668	27,581	27,605	27,510
Cash dividend declared per share	$—	$0.075	$0.075	$0.225

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net (loss) income	$(85,088)	$12,625
Loss from discontinued operations	—	(8,112)
(Loss) income from continuing operations	(85,088)	20,737
Adjustments to reconcile (loss) income from continuing operations to net cash flows from operating activities:
Depreciation and amortization	15,293	20,091
Amortization of deferred financing costs	1,173	1,036
Net deferred taxes and other	(33,403)	7,729
Provision for doubtful accounts	3,470	1,589
Stock-based compensation expense	1,611	2,068
Gain on repurchase of notes	(1,159)	—
Gain on insurance recoveries	(1,206)	—
Trade activity, net	(6,550)	(8,243)
Write-off of deferred financing cost	79	7
Impairment of intangible and long-lived assets	109,058	231
Net loss on sale of assets	80	141
Other	6	—
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	9,397	(4,609)
Prepaid expenses and other assets	6,813	5,105
Accounts payable	(3,103)	(1)
Accrued expenses	10,391	(12,430)
Accrued interest	6,204	4,517
Other long-term liabilities	(9,228)	(6,147)
Net cash provided by operating activities - continuing operations	23,838	31,821
Net cash used in operating activities - discontinued operations	(390)	(6,418)
Net cash provided by operating activities	23,448	25,403

Cash flows from investing activities:
Purchase of property and equipment	(11,254)	(14,545)
Purchase of investment	(400)	—
Proceeds from insurance recoveries	1,313	—
Payments for acquisitions, net of cash acquired	—	(711)
Proceeds from sale of assets	212	313
Net cash used in investing activities - continuing operations	(10,129)	(14,943)
Net cash provided by investing activities - discontinued operations	—	11,093
Net cash used in investing activities	(10,129)	(3,850)

Cash flows from financing activities:
Repayment of term loans	(9,951)	—
Borrowings under the revolving credit facility	50,000	—
Repayment of borrowings under the revolving credit facility	(50,000)	—
Dividend payments	(4,201)	(6,208)
Repurchase of notes	(3,573)	—
Proceeds from stock options exercised	49	—
Sale of noncontrolling interest	—	1,500
Cash distribution to noncontrolling interests	(1,164)	(2,582)
Deferred financing cost	—	(571)
Repayments of capitalized obligations	(34)	(16)
Net cash used in financing activities	(18,874)	(7,877)

Cash and cash equivalents and restricted cash:
Net (decrease) increase in cash and cash equivalents and restricted cash	(5,555)	13,676
Beginning of period	85,161	61,396
End of period	$79,606	$75,072

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in Thousands)
(unaudited)

	Nine Months Ended September 30,
	2020	2019
Supplemental Disclosure of Cash Flow Information:
Cash payments:
Interest	$16,780	$20,916
Income taxes	1,311	715

Supplemental Disclosure of Non-cash Activities:
Dividends declared, but not paid during the period	$22	$2,153
Investments acquired in exchange for advertising	2,300	2,000
Accrued capital expenditures	826	977
Deferred payment for software licenses	853	—

Supplemental Disclosure of Cash Flow Information relating to Leases:
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$8,236	$8,825
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	$9,416	$4,509

Reconciliation of cash, cash equivalents and restricted cash
Cash and cash equivalents	$79,112	$74,189
Restricted cash	494	883
	$79,606	$75,072

TOWNSQUARE MEDIA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS BY SEGMENT
(in Thousands, Except Per Share Data)
(unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Advertising net revenue	$77,109	$93,086	(17.2)%	$208,780	$258,884	(19.4)%
Townsquare Interactive net revenue	18,181	15,880	14.5%	51,595	45,376	13.7%
Live Events net revenue	66	3,595	(98.2)%	2,469	15,071	(83.6)%
Net revenue	95,356	112,561	(15.3)%	262,844	319,331	(17.7)%
Advertising direct operating expenses	58,235	63,048	(7.6)%	168,527	178,697	(5.7)%
Townsquare Interactive direct operating expenses	12,694	10,882	16.7%	36,414	30,983	17.5%
Live Events direct operating expenses	159	3,309	(95.2)%	2,105	11,917	(82.3)%
Direct operating expenses	71,088	77,239	(8.0)%	207,046	221,597	(6.6)%
Depreciation and amortization	5,248	7,098	(26.1)%	15,293	20,091	(23.9)%
Corporate expenses	6,764	7,173	(5.7)%	20,724	20,280	2.2%
Stock-based compensation	430	532	(19.2)%	1,611	2,068	(22.1)%
Transaction costs	384	193	99.0%	2,624	469	**
Business realignment costs	472	—	**	2,639	165	**
Impairment of intangible and long-lived assets	1,343	—	**	109,058	231	**
Net loss on sale and retirement of assets	92	143	(35.7)%	80	141	(43.3)%
Total operating costs and expenses	85,821	92,378	(7.1)%	359,075	265,042	35.5%
Operating income (loss)	9,535	20,183	(52.8)%	(96,231)	54,289	**
Other expense:
Interest expense, net	7,692	8,524	(9.8)%	23,713	25,645	(7.5)%
Gain on repurchase of debt	—	—	**	(1,159)	—	**
Other expense (income), net	81	108	(25.0)%	(653)	178	**
Income (loss) from continuing operations before income taxes	1,762	11,551	(84.7)%	(118,132)	28,466	**
Provision (benefit) for income taxes	451	3,049	(85.2)%	(33,044)	7,729	**
Net income (loss) from continuing operations	1,311	8,502	(84.6)%	(85,088)	20,737	**
Net loss from discontinued operations, net of income taxes	—	(1,234)	**	—	(8,112)	**
Net income (loss)	$1,311	$7,268	(82.0)%	$(85,088)	$12,625	**

** not meaningful

The following table presents net revenue and Adjusted Operating Income by segment, for the three and nine months ended September 30, 2020, and 2019, respectively (in thousands):

	Actual
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Advertising net revenue	$77,109	$93,086	$208,780	$258,884
Townsquare Interactive net revenue	18,181	15,880	51,595	45,376
Live Events net revenue	66	3,595	2,469	15,071
Net revenue	$95,356	$112,561	$262,844	$319,331
Advertising Adjusted Operating Income	18,874	30,038	40,253	80,187
Townsquare Interactive Adjusted Operating Income	5,487	4,998	15,181	14,393
Live Events Adjusted Operating (Loss) Income	(93)	286	364	3,154
Adjusted Operating Income	$24,268	$35,322	$55,798	$97,734

The following table presents on a pro forma basis, net revenue and Adjusted Operating Income by segment for the three and nine months ended September 30, 2020, and 2019, respectively (in thousands):

	Pro Forma
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Advertising net revenue	$77,109	$93,086	$208,780	$258,884
Townsquare Interactive net revenue	18,181	15,880	51,595	45,376
Live Events net revenue	66	3,595	2,469	14,345
Net revenue	$95,356	$112,561	$262,844	$318,605
Advertising Adjusted Operating Income	18,874	30,038	40,253	80,187
Townsquare Interactive Adjusted Operating Income	5,487	4,998	15,181	14,393
Live Events Adjusted Operating (Loss) Income	(93)	286	364	2,800
Adjusted Operating Income	$24,268	$35,322	$55,798	$97,380

The following table reconciles Net revenue to Net revenue, excluding political revenue on a GAAP basis by segment for the three and nine months ended September 30, 2020 and 2019, respectively (in thousands):

	Actual
	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	%Change	2020	2019	%Change
Advertising net revenue	$77,109	$93,086	(17.2)%	$208,780	$258,884	(19.4)%
Townsquare Interactive net revenue	18,181	15,880	14.5%	51,595	45,376	13.7%
Live Events net revenue	66	3,595	(98.2)%	2,469	15,071	(83.6)%
Net revenue	$95,356	$112,561	(15.3)%	$262,844	$319,331	(17.7)%
		66000	3595000
Advertising political revenue	$4,450	$628	608.6%	$6,664	$1,432	365.4%
Townsquare Interactive political revenue	—	—	—%	—	—	—%
Live Events political revenue	—	—	—%	—	—	—%
Political revenue	$4,450	$628	608.6%	$6,664	$1,432	365.4%

Advertising net revenue (ex. political)	$72,659	$92,458	(21.4)%	$202,116	$257,452	(21.5)%
Townsquare Interactive net revenue (ex. political)	18,181	15,880	14.5%	51,595	45,376	13.7%
Live Events net revenue (ex. political)	66	3,595	(98.2)%	2,469	15,071	(83.6)%
Net revenue (ex. political)	$90,906	$111,933	(18.8)%	$256,180	$317,899	(19.4)%

The following table reconciles Net revenue to Net revenue, excluding political revenue on a pro forma basis by segment for the three and nine months ended September 30, 2020 and 2019, respectively (in thousands):

	Pro Forma
	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	%Change	2020	2019	%Change
Advertising net revenue	$77,109	$93,086	(17.2)%	$208,780	$258,884	(19.4)%
Townsquare Interactive net revenue	18,181	15,880	14.5%	51,595	45,376	13.7%
Live Events net revenue	66	3,595	(98.2)%	2,469	14,345	(82.8)%
Net revenue	$95,356	$112,561	(15.3)%	$262,844	$318,605	(17.5)%

Advertising political revenue	$4,450	$628	608.6%	$6,664	$1,432	365.4%
Townsquare Interactive political revenue	—	—	—%	—	—	—%
Live Events political revenue	—	—	—%	—	—	—%
Political revenue	$4,450	$628	608.6%	$6,664	$1,432	365.4%

Advertising net revenue (ex. political)	$72,659	$92,458	(21.4)%	$202,116	$257,452	(21.5)%
Townsquare Interactive net revenue (ex. political)	18,181	15,880	14.5%	51,595	45,376	13.7%
Live Events net revenue (ex. political)	66	3,595	(98.2)%	2,469	14,345	(82.8)%
Net revenue (ex. political)	$90,906	$111,933	(18.8)%	$256,180	$317,173	(19.2)%

The following table reconciles on a GAAP basis net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Net Income for the three and nine months ended September 30, 2020, and 2019, respectively (in thousands, except per share data):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$1,311	$7,268	$(85,088)	$12,625
Net loss from discontinued operations, net of income taxes	—	(1,234)	—	(8,112)
Net income (loss) from continuing operations	1,311	8,502	(85,088)	20,737
Provision (benefit) for income taxes	451	3,049	(33,044)	7,729
Net income (loss) from continuing operations before income taxes	1,762	11,551	(118,132)	28,466
Transaction costs	384	193	2,624	469
Business realignment costs	472	—	2,639	165
Impairment of intangible and long-lived assets	1,343	—	109,058	231
Net loss on sale and retirement of assets	92	143	80	141
Gain on repurchase of debt	—	—	(1,159)	—
Gain on insurance recoveries	(141)	—	(1,206)	—
Net income attributable to non-controlling interest, net of income taxes	516	557	1,449	1,497
Adjusted net income (loss) before income taxes	4,428	12,444	(4,647)	30,969
Provision (benefit) for income taxes	1,134	3,285	(1,300)	8,408
Adjusted Net Income (Loss)	$3,294	$9,159	$(3,347)	$22,561

Adjusted Net Income (Loss) Per Share:
Basic	$0.18	$0.49	$(0.18)	$1.22
Diluted	$0.12	$0.33	$(0.18)	$0.82

Weighted average shares outstanding:
Basic	18,683	18,602	18,627	18,532
Diluted	27,668	27,581	27,605	27,510

The following table reconciles on a GAAP basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA and Adjusted EBITDA Less Interest, Capex and Taxes for the three and nine months ended September 30, 2020, and 2019, respectively (dollars in thousands):

	Actual
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) from continuing operations	$1,311	$8,502	$(85,088)	$20,737
Net loss from discontinued operations, net of income taxes	—	(1,234)	—	(8,112)
Net income (loss)	1,311	7,268	(85,088)	12,625
Provision (benefit) for income taxes	451	3,049	(33,044)	7,729
Interest expense, net	7,692	8,524	23,713	25,645
Gain on repurchase of debt	—	—	(1,159)	—
Depreciation and amortization	5,248	7,098	15,293	20,091
Stock-based compensation	430	532	1,611	2,068
Transaction costs	384	193	2,624	469
Business realignment costs	472	—	2,639	165
Impairment of intangible and long-lived assets	1,343	—	109,058	231
Net loss from discontinued operations, net of income taxes	—	1,234	—	8,112
Other (a)	173	251	(573)	319
Adjusted EBITDA	$17,504	$28,149	$35,074	$77,454
Political Adjusted EBITDA	(3,783)	(533)	(5,664)	(1,217)
Adjusted EBITDA (Excluding Political)	$13,721	$27,616	$29,410	$76,237
Political Adjusted EBITDA	3,783	533	5,664	1,217
Net cash paid for interest	(1,034)	(3,988)	(16,780)	(20,916)
Capital expenditures	(2,911)	(5,617)	(11,254)	(14,545)
Cash paid for taxes	(867)	(145)	(1,311)	(715)
Adjusted EBITDA Less Interest, Capex and Taxes	$12,692	$18,399	$5,729	$41,278
(a) Other includes net loss on sale and retirement of assets and other (income) expense, net.

The following table reconciles on a pro forma basis net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to pro forma net (loss) income, pro forma Adjusted EBITDA, pro forma Adjusted EBITDA (Excluding Political) and pro forma Adjusted EBITDA Less Interest, Capex and Taxes for the three and nine months ended September 30, 2020, and 2019, respectively (dollars in thousands):

	Pro forma
	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) from continuing operations	$1,311	$8,502	$(85,088)	$20,737
Net loss from discontinued operations, net of income taxes	—	(1,234)	—	(8,112)
Net income (loss)	$1,311	$7,268	$(85,088)	$12,625
Net income from divestiture	—	—	—	354
Pro forma net income (loss)	$1,311	$7,268	$(85,088)	$12,271
Provision (benefit) for income taxes	451	3,049	(33,044)	7,729
Interest expense, net	7,692	8,524	23,713	25,645
Gain on repurchase of debt	—	—	(1,159)	—
Depreciation and amortization	5,248	7,098	15,293	20,091
Stock-based compensation	430	532	1,611	2,068
Transaction costs	384	193	2,624	469
Business realignment costs	472	—	2,639	165
Impairment of intangible and long-lived assets	1,343	—	109,058	231
Net loss from discontinued operations, net of income taxes	—	1,234	—	8,112
Other (a)	173	251	(573)	319
Pro forma Adjusted EBITDA	$17,504	$28,149	$35,074	$77,100
Political Adjusted EBITDA	(3,783)	(533)	(5,664)	(1,217)
Pro Forma Adjusted EBITDA (Excluding Political)	$13,721	$27,616	$29,410	$75,883
Political Adjusted EBITDA	3,783	533	5,664	1,217
Net cash paid for interest	(1,034)	(3,988)	(16,780)	(20,916)
Capital expenditures	(2,911)	(5,617)	(11,254)	(14,545)
Cash paid for taxes	(867)	(145)	(1,311)	(715)
Pro forma Adjusted EBITDA Less Interest, Capex and Taxes	$12,692	$18,399	$5,729	$40,924
(a) Other includes net loss on sale and retirement of assets and other (income) expense, net.

The following table reconciles net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted EBITDA on a quarterly basis for the twelve months ended September 30, 2020 (dollars in thousands):

					Twelve Months Ended
	December 31, 2019	March 31, 2020	June 30, 2020	September 30, 2020	September 30, 2020
Net (loss) income	$(78,279)	$(59,577)	$(26,822)	$1,311	$(163,367)
(Benefit) provision for income taxes	(22,293)	(20,890)	(12,605)	451	(55,337)
Interest expense, net	8,215	8,129	7,892	7,692	31,928
Gain on repurchase of debt	—	—	(1,159)	—	(1,159)
Depreciation and amortization	5,744	5,284	4,761	5,248	21,037
Stock-based compensation	524	524	657	430	2,135
Transaction costs	1,049	1,027	1,213	384	3,673
Business realignment costs	—	1,711	456	472	2,639
Impairment of goodwill	69,034	—	—	—	69,034
Impairment loss on investment	617	—	—	—	617
Impairment of intangible and long-lived assets	39,434	79,060	28,655	1,343	148,492
Net loss from discontinued operations, net of income taxes	38	—	—	—	38
Other (a)	848	225	(971)	173	275
Adjusted EBITDA	$24,931	$15,493	$2,077	$17,504	$60,005
(a) Other includes net loss (gain) on sale and retirement of assets and other (income) expense, net.

The following tables reconcile Operating Income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the three months ended September 30, 2020 and 2019 (in thousands):

	Three Months ended September 30, 2020
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$14,213	$5,340	$(1,082)	$(8,936)	$9,535
Depreciation and amortization	3,856	131	128	1,133	5,248
Corporate expenses	—	—	—	6,764	6,764
Stock-based compensation	37	16	2	375	430
Transaction costs	—	—	—	384	384
Business realignment costs	—	—	284	188	472
Impairment of intangible and long-lived assets	768	—	575	—	1,343
Net loss on sale and retirement of assets	—	—	—	92	92
Adjusted Operating Income (Loss)	$18,874	$5,487	$(93)	$—	$24,268

	Three Months ended September 30, 2019
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$26,532	$4,845	$151	$(11,345)	$20,183
Depreciation and amortization	3,470	129	133	3,366	7,098
Corporate expenses	—	—	—	7,173	7,173
Stock-based compensation	36	24	2	470	532
Transaction costs	—	—	—	193	193
Impairment of intangible and long-lived assets	—	—	—		—
Net loss on sale and retirement of assets	—	—	—	143	143
Adjusted Operating Income	$30,038	$4,998	$286	$—	$35,322

The following tables reconcile Operating Income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to Adjusted Operating Income by segment for the nine months ended September 30, 2020 and 2019 (in thousands):

	Nine Months ended September 30, 2020
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating (loss) income	$(79,086)	$14,720	$(895)	$(30,970)	$(96,231)
Depreciation and amortization	10,740	398	393	3,762	15,293
Corporate expenses	—	—	—	20,724	20,724
Stock-based compensation	116	63	7	1,425	1,611
Transaction costs	—	—	—	2,624	2,624
Business realignment costs	—	—	284	2,355	2,639
Impairment of intangible and long-lived assets	108,483	—	575	—	109,058
Net loss on sale and retirement of assets	—	—	—	80	80
Adjusted Operating Income	$40,253	$15,181	$364	$—	$55,798

	Nine Months ended September 30, 2019
	Advertising	Townsquare Interactive	Live Events	Corporate and Other Reconciling Items	Total
Operating income (loss)	$69,608	$13,935	$2,716	$(31,970)	$54,289
Depreciation and amortization	10,018	375	411	9,287	20,091
Corporate expenses	—	—	—	20,280	20,280
Stock-based compensation	169	83	27	1,789	2,068
Transaction costs	—	—	—	469	469
Business realignment costs	161	—	—	4	165
Impairment of intangible and long-lived assets	231	—	—	—	231
Net loss on sale and retirement of assets	—	—	—	141	141
Adjusted Operating Income	$80,187	$14,393	$3,154	$—	$97,734